Exhibit 11

                     Ballantyne of Omaha, Inc. and Subsidiaries
                 Computation of Earnings Per Share of Common Stock
                     Three Months Ended March 31, 1998 and 1997



                                                    1998                1997
                                                    ----                ----
BASIC EARNINGS

Earnings applicable to
common stock                                    $  1,901,418        $  1,568,200

Weighted average common
shares outstanding                                 9,036,535           8,569,785
                                                ------------        ------------

Basic earnings per share                             $  0.21             $  0.18
                                                ------------        ------------
                                                ------------        ------------

DILUTED EARNINGS

Earnings applicable to
common stock                                    $  1,901,418        $  1,568,200

Weighted average common
shares outstanding                                 9,036,535           8,569,785
Assuming conversion
of options outstanding                               454,569             742,202
                                                ------------        ------------

Weighted average common
shares outstanding, as adjusted                    9,491,104           9,311,987
                                                ------------        ------------

Diluted earnings per share                           $  0.20             $  0.17
                                                ------------        ------------
                                                ------------        ------------






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